Quarterly Stakeholder Letter FIRST QUARTER | FISCAL YEAR 2025

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2025 | 2 1 During the first quarter of fiscal 2025, our net loss was $19.7 million and our Adjusted EBITDA was $4.1 million. We define “profitability,” “profitable” and “profitably,” discussed herein, in terms of Adjusted EBITDA. See Non-GAAP Financial Measures for a reconciliation of our Net loss to Adjusted EBITDA. 2 For the purposes of this statement, we define cash flows as net cash used in operating activities. MAY 30, 2024 Dear Phreesia stakeholders, In our first quarter of fiscal 2025, we reached a very important milestone in Phreesia’s evolution by returning to profitability1. Three years ago, the first quarter of fiscal 2022 represented our sixth profitable1 quarter as a public company and our revenue was $48 million. In our quarterly letter three years ago, having raised additional capital in late 2020 and early 2021, we highlighted our increased focus on ramping up investments to accelerate growth across Phreesia—something we believed was in the best interests of our stakeholders, including our shareholders. That decision added new challenges for our team. We needed to quickly expand our hiring and infrastructure, while looking to the future to ensure that we would generate sufficient returns to return to profitability1. Looking back on that decision three years ago, I am tremendously proud of our team’s commitment to our growth and profitability1 objectives. Our revenue has more than doubled over the past three years, and we are excited that we have returned to profitability1. While this most recent quarter does not represent a “finish line,” we believe it represents an important milestone in Phreesia’s journey and one that I would like to acknowledge. As we have shared with you over the past few quarters, we believe that in a higher interest rate environment, shorter payback periods on investments drive greater value. Our adoption of this philosophy several quarters ago continues to accelerate our cash flows2, while resulting in a deliberate slowing of revenue growth associated with investments with longer payback periods and profitability1. We have a large, diverse and growing network of patients and providers who we believe enjoy increasing value from our solutions. I’m most excited about the opportunities that our network and our experienced and dedicated team give us to broaden and deepen our relationships in the life sciences space. I also am excited to share that Phreesia was recently named one of Modern Healthcare’s "2024 Best Places to Work in Healthcare," our eighth year on this prestigious list. It is an honor to be recognized for supporting our employees and fostering a sense of excitement for our mission, as we work together to make care easier every day. We are off to a solid start in fiscal 2025. We look forward to updating you further throughout the year ahead. Thank you for your continued interest in Phreesia. Chaim Indig Chief Executive Officer and Co-Founder

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2025 | 3 Fiscal Year 2025 First Quarter Highlights3 Revenue Total revenue was up 21% year-over-year to $101.2 million in the first fiscal quarter. Year-over-year growth was led by Network solutions at 26%, followed closely by Subscription and related services at 23%. Payment processing fees revenue was up 12% year-over-year. 1 Revenue may not add up due to rounding. 2 Fiscal year ended January 31; FY2021 only includes Q2’21, Q3’21 and Q4’21. FY2025 only includes Q1’25. Subscription and related services Payment processing fees Network Solutions Quarterly Revenue1 (Q2 FY2021 - Q1 FY20252) 3 Fiscal quarter ended April 30, 2024 is unaudited.

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2025 | 4 Average Healthcare Services Clients In the fiscal first quarter of 2025, we supported 4,065 Average Healthcare Services Clients (“AHSCs”),4 an increase of 103 AHSCs over the fourth quarter of fiscal year 2024 and an increase of 756 AHSCs (or 23%) year-over-year. In the fiscal second quarter of 2025, we expect to see AHSCs increase by approximately 100. Total Revenue and Healthcare Services Revenue Per AHSC In the fiscal first quarter of 2025, total revenue per AHSC was $24,900, down 2% year-over-year and up 4% over the previous quarter. Healthcare services revenue5 per AHSC6 for the quarter was $18,243, down 3% year-over-year and up 5% over the previous quarter. We expect that total revenue per AHSC for the full fiscal year 2025 will be greater than the full fiscal year 2024. As a reminder, Subscription and related services and Network solutions revenue growth are driven by two factors: 1) the growth of our network of healthcare services clients; and 2) our ability to drive more value for our existing clients across the solutions within each of our revenue categories. By contrast, our 1 Fiscal year ended January 31; FY2021 only includes Q2’21, Q3’21 and Q4’21. FY2025 only includes Q1’25. 4 We define AHSCs as the average number of clients that generate Subscription and related services or Payment processing revenue each month during the applicable period. In cases where we act as a subcontractor providing white-label services to our partner's clients, we treat the contractual relationship as a single healthcare services client. 5 We define healthcare services revenue as the sum of Subscription and related services revenue and Payment processing fees revenue. 6 We define Healthcare services revenue per AHSC as healthcare services revenue in a given period divided by AHSCs during that same period. AHSCs (Q2 FY2021 - Q1 FY20251)

Payment processing fees revenue is almost entirely driven by the growth of our provider network, which our AHSC metric closely mirrors. Existing clients who utilize our payment-facilitator model have only nominal additional payments to process on our network after we have transitioned them to our payment-facilitator model. Our Network solutions revenue also benefits from the size of our provider network. We believe that having multiple methods of monetizing our network is a key factor behind our historical revenue growth. We estimate that our total addressable market ("TAM") of approximately $10 billion[7] and our target client universe in the ambulatory and hospital markets of approximately 50,000 addressable healthcare services clients[8] implies a total annual revenue opportunity of approximately $200,000 per addressable healthcare services client[9] or approximately double our annualized fiscal first quarter total revenue per AHSC.

Total Revenue[1] Per AHSC[2]

(Q2 FY2021 - Q1 FY2025[3])



Subscription and related services
Network Solutions
Payment processing fees
$21.0K
$10.3K
$3.6K
$7.1K
Q2'21
$22.1K
$10.1K
$4.6K
$7.4K
Q3'21
$23.1K
$10.4K
$5.3K
$7.4K
Q4'21
$25.4K
$11.5K
$5.1K
$8.8K
Q1'22
$25.7K
$11.5K
$6.0K
$8.2K
Q2'22
$26.7K
$11.6K
$7.4K
$7.7K
Q3'22
$25.1K
$11.4K
$6.7K
$7.0K
Q4'22
$25.1K
$11.5K
$5.9K
$7.7K
Q1'23
$24.4K
$11.2K
$6.1K
$7.1K
Q2'23
$24.5K
$11.1K
$6.8K
$6.6K
Q3'23
$24.4K
$11.4K
$6.7K
$6.3K
Q4'23
$25.3K
$11.4K
$6.6K
$7.3K
Q1'24
$24.9K
$11.4K
$6.6K
$6.9K
Q2'24
$24.8K
$11.5K
$7.0K
$6.3K
Q3'24
$24.0K
$11.5K
$6.6K
$5.9K
Q4'24
$24.9K
$11.5K
$6.7K
$6.7K
Q1'25
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025

[1] Revenue may not add up due to rounding.

[2] Calculated by revenue stream for each period presented as revenue for that period divided by AHSCs during the same period.

[3] Fiscal year ended January 31; FY2021 only includes Q2'21, Q3'21 and Q4'21. FY2025 only includes Q1'25.

[7] Management's estimate of a $10 billion total addressable market is derived from: (1) the potential $6.3 billion of Subscription and related services revenue, generated from the approximately 1.4 million U.S.-based healthcare services organizations that take medical appointments in ambulatory care settings and healthcare service providers who work in hospital settings; (2) the estimated potential $2.3 billion of consumer-related transactions and payment processing fees, which are based on a percentage of payments that we process through our platform and address approximately $95.0 billion of annual out-of-pocket patient spend in ambulatory healthcare related professional services; and (3) an estimated potential $1.9 billion in Network solutions revenue, based on projections of direct-to-consumer point-of-care marketing spend and other digital, direct-to-consumer life sciences marketing spend.

[8] IQIVIA, Definitive Healthcare and company estimates as of April 2021.

[9] Management's estimated total annual revenue opportunity per addressable healthcare services client of more than $200,000 is derived from an estimated potential: (1) ~$126,000 in annual Subscription and related services revenue per addressable healthcare services client; (2) ~$46,000 in annual Payment processing fees revenue per addressable healthcare services client; and (3) ~$38,000 in annual Network solutions revenue per addressable healthcare services client.

Phreesia

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2025 | 5

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2025 | 6 Subscription and Related Services Subscription and related services revenue for the first quarter of fiscal year 2025 grew 23% compared to the first quarter of the prior fiscal year. Subscription and related services revenue per AHSC was $11,500 in the fiscal first quarter, relatively flat both year-over-year and on a sequential basis. We expect this figure to grow over the long-term as we deepen our relationships with our clients through continued improvements in our solutions and the addition of new products. Payment Processing Our Payment processing fees revenue grew 12% over the prior year’s fiscal first quarter, driven by a 15% increase in patient payment volume. Payment processing fees revenue generally grows in line with our network growth. Included in our patient payment volume and payment processing fees revenue is a long-standing relationship we have with a clearinghouse client. The client contracted with Phreesia to act as their merchant processor for patient payments, while also contracting with Change Healthcare to operate their online payment portal and handle print communications. In 2022, the client made the decision to consolidate to one vendor for multiple solutions. The product scope and cost associated with the client’s desired new relationship, which would include print statements, drove us to the conclusion that the best path forward for Phreesia was to work with the client to wind-down the relationship which we expected to run through at least fiscal year 2026. In planning for this wind-down, we anticipated losing the approximately $8 million of annual revenue associated with this relationship in fiscal year 2026. The revenue was generating a negligible benefit to our (Net loss) and Adjusted EBITDA. The cyberattack on Change Healthcare and subsequent outage accelerated the wind-down of our relationship because Change Healthcare has not re-enabled the solution used by our client. As a result, our patient payment volume declined, reducing our payment processing revenue by approximately $1.7 million in the fiscal first quarter of 2025. Our new revenue and Adjusted EBITDA outlook for fiscal year 2025 discussed later in this letter incorporates this development. Our Payment processing expense as a percentage of Payment processing fees revenue was 68% in the fiscal first quarter of 2025, compared to 66% and 66% in the fiscal first quarter of 2024 and the fiscal fourth quarter of 2024, respectively. Our fiscal first quarter take rate percentage10 decreased slightly to 2.87% from 2.91% in the fiscal first quarter of 2024 and 2.93% in the fiscal fourth quarter of 2024. Our payment-facilitator volume percentage has remained relatively consistent over time, coming in at 81% in the first quarter of fiscal year 2025, down 1% on a sequential and year-over-year basis. 10 We define take rate percentage as payment processing fees divided by the result of multiplying patient payment volume and payment facilitator volume percentage.

Patient Payment Statistics
(Q2 FY2021 - Q1 FY2025[1])



Take Rate Percentage[2]
Patient Payment Volume (in millions)[3]
Payment Facilitator Volume Percentage[4]
82%
80%
79%
78%
78%
79%
79%
80%
80%
81%
81%
82%
82%
82%
82%
81%
$466
$524
$552
$701
$696
$682
$689
$837
$811
$815
$821
$1,016
$989
$965
$977
$1,166
3.11%
3.09%
3.08%
3.04%
3.00%
2.99%
2.96%
2.89%
3.01%
2.97%
2.97%
2.91%
2.91%
2.93%
2.93%
2.87%
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025

1 Fiscal year ended January 31; FY2021 only includes Q2'21, Q3'21 and Q4'21. FY2025 only includes Q1'25.

2 We define take rate percentage as payment processing fees divided by the result of multiplying patient payment volume and payment facilitator volume percentage.

3 We believe that patient payment volume is an indicator of both the underlying health of our healthcare services clients' businesses and the continuing shift of healthcare costs to patients. We measure patient payment volume as the total dollar volume of transactions between our healthcare services clients and their patients who utilize our solutions, including via credit and debit cards that we process as a payment facilitator, as well as through cash and check payments, and credit and debit transactions for which Phreesia acts as a gateway to other payment processors.

4 Payment facilitator volume percentage is defined as the volume of credit and debit card patient payment volume that we process as a payment facilitator as a percentage of total patient payment volume. Payment facilitator volume is a major driver of our Payment processing fees revenue.

Network Solutions

Our Network solutions revenue includes fees for direct communications through our solutions that are designed to educate, engage and activate patients on topics critical to their health. Fiscal first quarter 2025 Network solutions revenue increased 26% compared to the fiscal first quarter of 2024. AHSCs that enable us to generate Network solutions revenue have a more attractive payback profile. Our team continues to execute well in a competitive market, and we believe that our network and product offerings help differentiate us. Network solutions revenue from our life sciences clients is based largely on the delivery of messages at a contracted price per message to those patients from whom we receive permission. Campaigns are sold for a specified number of messages delivered to qualified patients over an expected timeframe, and revenue is recognized as those messages are delivered.

Phreesia QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2025 | 7

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2025 | 8 Life Sciences In the fiscal first quarter, we launched our first campaign on MediFind, in partnership with the Prevent Cancer Foundation, which garnered 1.3 million views within its first 45 days. These early results reinforce the potential this platform offers in reaching wide audiences with information that drives better health outcomes for patients and their providers. In a recent survey of our Life Sciences clients, 86% of respondents said they were highly likely to recommend Phreesia to a colleague. The survey results also indicated our team’s exceptional level of client service and proactivity, Phreesia’s deep understanding of our clients’ brand strategies, the flexibility we provide for client customization and our ability to enhance our clients’ understanding of our platform. Product Update MediFind Appointment Requests We have identified an opportunity to add more value for our clients by giving patients the ability to request appointments with providers directly through MediFind. The MediFind platform uses advanced analytics to help patients—especially those with serious, chronic and rare diseases—find better care faster. With this new offering, patients can request appointments on the same trustworthy site where they find care, streamlining the scheduling process for patients and helping alleviate staff burden. After Hours Service On May 12, 2024, Phreesia learned of a service disruption to the ConnectOnCall service, an application created by a subsidiary Phreesia acquired in October 2023. While investigating this matter, we determined that a cybercriminal had gained access to the ConnectOnCall service. The ConnectOnCall service remains offline, and we are working diligently to assess the potential impact and restore the service. We have engaged with law enforcement, and we are working with a third-party cybersecurity firm and other experts to support our investigation. The ConnectOnCall service is separate from Phreesia’s other services, including our patient intake platform. Based on our investigation to date, we have seen no evidence that our other services have been affected. We understand the importance of this service to our clients’ business, and we are working to restore the ConnectOnCall service as quickly as is feasible. Additionally, as of this time, the incident has not had a material impact on our overall business operations, nor do we believe the incident is likely to have a material impact, based on our investigation to date and our current understanding that this incident is limited to the ConnectOnCall service. We regret any inconvenience this incident may have caused, and we appreciate our clients’ understanding and patience as we work to address this matter. A Leading Voice in Person-Centered Care As we continue to align our day-to-day efforts with the new Phreesia mission, vision and values that we shared in our Stakeholder Letter last quarter, we’re participating in more industry events and conversations as healthcare organizations recognize that activated patients are key to their business, operational and clinical objectives.

Our Chief Clinical Officer Hilary Hatch, PhD, has been an important thought leader in these discussions. Dr. Hatch spent the past two years contributing to the National Quality Forum's recently published report, "Social Drivers of Health Data Utilization," and was just named as a steering committee member of the newly formed Alliance for Person-Centered Care. Dr. Hatch has also been vocal about the patient voice in the media. She recently wrote an opinion piece in *Medical Economics* on the urgency of supporting patients in learning how to take a more active role in their care, and she was interviewed on *Xtelligent Healthcare's Healthcare Strategies* podcast this month about vaccine hesitancy. In addition, she was interviewed by *Fierce Healthcare* about how providers can leverage patient engagement tools to close gaps in cancer screenings.

Innovative software to improve efficiency, cash flow and the patient experience

Access to care

- Provider directory for patients seeking care
- Integrated patient scheduling
- Automated appointment rescheduling
- Appointment reminders
- Patient text messaging
- After-hours care
- Smart answering solution

Registration

- Mobile and in-office intake modalities
- Registration for virtual visits
- Specialty-specific workflows
- Consent management
- Self-service patient-reported outcomes and screenings

Revenue Cycle

- Point-of-service payments
- Insurance verification
- Payment plans
- Online payments
- Card on file and payment assurance

Network

- Education and engagement before, during and after the visit
- Patient insights
- Referral management
- Doctor finder

Culture

We are proud to share that two Phreesians, Alicia Cowley, MD, MBA, Director, Clinical Content; and Natasha Vega, MS, Senior Client Experience Manager; were named to *MM+M's* Women to Watch class of 2024. The publication honors healthcare marketing executives who have significantly impacted their organizations, and the industry at large. Cowley and Vega were two of only 23 women to receive the distinction this year.



Alicia Cowley
MD, MBA, Director of Clinical Content



Natasha Vega
MS, Senior Client Experience Manager

Phreesia
QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2025 | 9

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2025 | 10 This past quarter, we also published our third report based on the Sustainability Accounting Standards Board ("SASB") framework and standards. The report included information about our environmental footprint, data privacy and security, diversity, intellectual property and technology risk management. Operating Leverage Our first quarter fiscal 2025 Adjusted EBITDA reflects continued operating leverage across the company. We expect our Sales and marketing, Research and development and General and administrative expense lines to all show improvement as a percentage of revenue through fiscal 2025. Cost of Revenue Cost of revenue (excluding depreciation and amortization) increased $0.8 million to $15.7 million for the three months ended April 30, 2024, as compared to $14.9 million for the three months ended April 30, 2023. The increase resulted primarily from a $0.4 million increase in employee salary and benefits costs and a $0.2 million increase in employee stock compensation costs, as well as a $0.2 million increase in third-party costs driven by growth in revenue. Stock compensation incurred related to cost of revenue was $1.2 million and $1.0 million for the three months ended April 30, 2024 and 2023, respectively. Sales & Marketing Sales and marketing expense decreased $5.4 million to $32.0 million for the three months ended April 30, 2024, as compared to $37.4 million for the three months ended April 30, 2023. The decrease was primarily attributable to a $3.2 million decrease in employee salary and benefits costs, a $1.0 million decrease in travel and internal costs, a $0.6 million decrease in employee stock compensation costs and a $0.7 million decrease in outside services costs. We note that the decline in expenses in the first quarter includes the impact of the full run-off of expenses from winding down our Medicare Advantage lead generation activities. Stock compensation incurred related to sales and marketing expense was $5.8 million and $6.4 million for the three months ended April 30, 2024 and 2023, respectively. Research & Development Research and development expense increased $2.4 million to $28.9 million for the three months ended April 30, 2024, as compared to $26.5 million for the three months ended April 30, 2023. The increase resulted primarily from a $1.7 million increase in employee salary and benefits costs and a $0.8 million increase in software costs, partially offset by a decrease in employee stock compensation costs. Stock compensation incurred related to research and development expense was $3.6 million and $3.9 million for the three months ended April 30, 2024 and 2023, respectively.

General & Administrative

General and administrative expense decreased $0.8 million to $19.1 million for the three months ended April 30, 2024, as compared to $19.9 million for the three months ended April 30, 2023. The decrease was primarily related to a $1.0 million decrease in outside services costs and a $0.2 million decrease in employee salary and benefits costs, partially offset by a $0.3 million increase in employee stock compensation costs.

Stock compensation incurred related to general and administrative expense was $6.2 million and $5.9 million for the three months ended April 30, 2024 and 2023, respectively.

Operating Expense Trends


Subscription & Network Solutions[1]
Cost of Revenue % Rev
27% 29% 29% 30% 33% 31% 27% 27% 25% 23% 23% 23% 21%
Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 Q1 FY25
Payment processing expense[2]
% Rev
58% 59% 59% 61% 63% 64% 65% 65% 66% 67% 66% 67% 68%
Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 Q1 FY25
Sales & Marketing
$ / % of Rev
$15 $22 $32 $37 $40 $38 $37 $36 $37 $37 $37 $36 $32
31% 43% 57% 64% 63% 56% 50% 47% 45% 43% 40% 38% 32%
Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 Q1 FY25
Research & Development
$ / % of Rev
$8 $11 $15 $17 $21 $23 $23 $25 $26 $27 $29 $30 $29
17% 22% 27% 30% 33% 33% 31% 33% 32% 32% 31% 31% 29%
Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 Q1 FY25
General & Administrative
$ / % Rev
$13 $16 $18 $22 $21 $20 $20 $20 $20 $21 $20 $19 $19
26% 32% 32% 37% 33% 30% 27% 26% 24% 24% 22% 20% 19%
Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Q1 FY23 Q2 FY23 Q3 FY23 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 Q1 FY25

[1] Subscription & Network Solutions Cost of Revenue as a % of Revenue equals cost of revenue (excluding depreciation and amortization), divided by the sum of Subscription and related services revenues and Network solutions revenues.

[2] Payment processing expense as a % of Revenue equals payment processing expense divided by Payment processing fees revenues.

Phreesia
QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2025 | 11

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2025 | 12 Cash Flow Statement, Balance Sheet and Liquidity We have made significant progress in improving our operating cash flow, presented as net cash used in operating activities. Our fiscal first quarter net cash used in operating activities improved by $12.9 million year-over-year. This improvement reflects strong revenue performance over the period as well as disciplined expense and cash collections management. We remain focused on driving strong conversions of revenue growth and operating leverage into improvements in operating cash flow and profitability1. As of April 30, 2024 and January 31, 2024, we had cash and cash equivalents of $79.5 million and $87.5 million, respectively. Cash and cash equivalents consist of money market funds and cash on deposit at various financial institutions. We believe that our current cash and cash equivalents balance, along with cash generated in the normal course of business, give us sufficient flexibility to reach our outlook for fiscal 2025 and to plan for continued profitable1 growth in fiscal 2026. ($ in thousands) Three months ended April 30, 2024 2023 Net cash used in operating activities $(721) $(13,659) Investing activities: Capitalized internal-use software (4,570) (4,732) Purchases of property and equipment (876) (1,347) Net cash used in investing activities $(5,446) $(6,079) Fiscal Year 2025 Outlook We are updating our revenue outlook for fiscal year 2025 to a range of $416 million to $426 million from a previous range of $424 million to $434 million. The updated revenue range incorporates the accelerated wind-down of our clearinghouse client relationship referred to in the Payment Processing section above. The revenue range provided for fiscal 2025 assumes no additional revenue from potential future acquisitions completed between now and January 31, 2025. We are also updating our Adjusted EBITDA outlook for fiscal year 2025 to a range of $21 million to $26 million from a previous range of $12 million to $20 million. Our outlook reflects the slight impact of the accelerated wind-down of our clearinghouse client relationship and our greater focus on growing profitably1 through a combination of growth and continued margin improvement. We believe we’re very well positioned to start generating free cash flow in the second half of fiscal year 2025.

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2025 | 13 About Phreesia Phreesia is a trusted leader in patient activation, giving providers, life sciences companies, payers and other organizations tools to help patients take a more active role in their care. Founded in 2005, Phreesia enabled approximately 150 million patient visits in 2023—more than 1 in 10 visits across the U.S.—scale that we believe allows us to make meaningful impact. Offering patient-driven digital solutions for intake, outreach, education and more, Phreesia enhances the patient experience, drives efficiency and improves healthcare outcomes. INVESTOR CONTACT: Balaji Gandhi investors@phreesia.com MEDIA CONTACT: Nicole Gist nicole.gist@phreesia.com Non-GAAP Financial Measures This stakeholder letter and statements made during the webcast referenced below may include certain non-GAAP financial measures as defined by SEC rules. Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or loss or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. We define Adjusted EBITDA as net income or loss before interest income, net, provision for income taxes, depreciation and amortization, and before stock- based compensation expense and other expense, net. We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have presented that we have achieved positive Adjusted EBITDA for the first quarter of fiscal 2025 in this stakeholder letter. We have also presented Adjusted EBITDA in the press release accompanying this letter and in our Quarterly Report on Form 10-Q to be filed after this letter because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2025 | 14 We have not reconciled our Adjusted EBITDA outlook to GAAP Net income (loss) because we do not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of Other (income) expense, net and (Benefit from) provision for income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). We have not reconciled our free cash flow outlook to GAAP Net cash provided by (used in) operating activities due to the uncertainty and potential variability of changes in operating assets and liabilities, and payments for income taxes, which cause our expectations for GAAP Net cash provided by (used in) operating activities to be uncertain. Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows: • Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; • Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of non-cash stock-based compensation; (3) tax payments that may represent a reduction in cash available to us; or (4) interest income, net; and • Other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP- based financial performance measures, including various cash flow metrics, net loss and our GAAP financial results. The following table presents a reconciliation of Adjusted EBITDA to net loss for the period indicated: ($ in thousands) Three months ended April 30, 2024 Net loss $(19,722) Interest income, net (239) Provision for income taxes 510 Depreciation and amortization 6,673 Stock-based compensation expense 16,840 Other expense, net 31 Adjusted EBITDA $4,093

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2025 | 15 Forward-Looking Statements This stakeholder letter includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. These statements include, but are not limited to, statements regarding: our future financial and operational performance, including our revenue, margins, Adjusted EBITDA, cash flows and profitability1; our outlook for fiscal year 2025 (including with respect to Adjusted EBITDA) and our plans for continued profitable1 growth in fiscal 2026; our ability to start generating free cash flow in the second half of this fiscal year; the impacts of the Change Healthcare cyberattack and related accelerated wind-down of our relationship with a clearinghouse on our business; the impact of the ConnectOnCall cybersecurity incident on our business; our estimated total addressable market (including any components thereof) and our estimated addressable healthcare services clients; our expected increase in AHSCs during the second quarter of fiscal year 2025; our belief that shorter payback periods on investments drive greater value; our expectations regarding growth in Subscription and related services revenue per AHSC over the long-term; our expectations regarding total revenue per AHSC for the full fiscal year 2025; our ability to finance our plans to achieve our fiscal year outlook with our current cash balance along with cash generated in the normal course of business; our business strategy and operating plans; industry trends and predictions; our anticipated growth and operating leverage; the factors that drive our revenue growth; our expectations regarding solutions under development; and our expectations regarding the growth of our network of clients and partners. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward- looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks associated with: our ability to effectively manage our growth and meet our growth objectives; our focus on the long-term and our investments in growth; the competitive environment in which we operate; our ability to develop and release new products and services and successful enhancements, features and modifications to our existing products and services; changes in market conditions and receptivity to our products and services; our ability to maintain the security and availability of our platform; the impact of cyberattacks, security incidents or breaches impacting our business, such as the cyberattack affecting ConnectOnCall,

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2025 | 16 or the recent cyberattacks announced by Change Healthcare and Ascension Health; changes in laws and regulations applicable to our business model; our ability to make accurate predictions about our industry and addressable market; our ability to attract, retain and cross-sell to healthcare services clients; our ability to continue to operate effectively with a primarily remote workforce and attract and retain key talent; our ability to realize the intended benefits of our acquisitions and partnerships; difficulties in integrating our acquisitions and investments; and the recent high inflationary environment and other general market, political, economic and business conditions (including as a result of the warfare and/or political and economic instability in Ukraine, the Middle East or elsewhere). The forward-looking statements contained in this letter are also subject to other risks and uncertainties, including those listed or described in our filings with the Securities and Exchange Commission (the "SEC"), including in our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2024 that will be filed with the SEC after this letter. The forward-looking statements in this letter speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this letter to reflect events or circumstances after the date of this letter or to reflect new information or the occurrence of unanticipated events, except as required by law. This letter also includes statistical data, estimates and forecasts that are based on industry publications or other publicly available information, as well as other information based on our internal sources. This information may be based on many assumptions and limitations, and you are cautioned not to give undue weight to such information. We have not independently verified the accuracy or completeness of the information contained in these industry publications and other publicly available information. Conference Call Information We will hold a conference call on May 30, 2024 at 5:00 PM ET to review our 2025 fiscal first quarter financial results. To participate in our live conference call and webcast, please dial (888) 350-3437 (or (646) 960-0153 for international participants) using conference code number 4000153 or visit the “Events & Presentations” section of our Investor Relations website at ir.phreesia.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.